Exhibit 5.1
                     [LETTERHEAD OF SNOW BECKER KRAUSS P.C.]






                                 March 12, 2004

Paxar Corporation
105 Corporate Park Drive
White Plains, NY 10604

          Re: Registration Statement on Form S-8 Relating to 3,000,000 Shares of Common Stock, Par Value $.10 Per Share, of Paxar Corporation Issuable under the 2000 Long Term Performance and Incentive Plan

Gentlemen:

         We are counsel to Paxar Corporation, a New York corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 3,000,000 shares (the "Shares") of the Company's common stock, par value $.10 per share (the "Common Stock"), issuable pursuant to the Company's 2000 Long Term Performance and Incentive Plan, as amended (the "2000 Plan").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the 2000 Plan, resolutions of the Board of Directors of the Company relating to the adoption of the 2000 Plan and the proposed registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

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         Based upon and subject to the foregoing, we are of the opinion that the
Shares to be issued pursuant to the terms of the 2000 Plan have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the 2000 Plan and certificates therefore have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the resale prospectus filed with the Registration Statement.

                                          Very truly yours,

                                          SNOW BECKER KRAUSS P.C.


                                          By:  /s/ Eric Honick
                                              ----------------------------------
                                                   Eric Honick
                                                   Shareholder